Exhibit 10.4

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into as of November 11, 2004 (the “Execution Date”), by and among Aegis Communications Group, Inc., a Delaware Corporation (the “Parent”), Advanced Telemarketing Corporation, a Nevada corporation (“ATC”), IQI, Inc., a New York corporation (“IQI”) (together, Parent, ATC, and IQI are referred to as the “Company”), and John Scot Brunke (“Brunke” or “Employee”).

RECITALS

Whereas, Employee was employed by the Company and served as President and Chief Financial Officer of the Parent and Chief Financial Officer of IQI and ATC and has entered into an Employment Agreement with the Company dated as of March 30, 2004, a copy of which is attached hereto as Exhibit A (the “Employment Agreement”).

Whereas, the Company terminated Employee’s employment relationship with the Company effective as of October 22, 2004 (the “Termination Date”).

Whereas, the parties desire to provide for an orderly transition and termination of the employment relationship and to settle fully and finally, in the manner set forth herein, any and all existing or potential claims and controversies arising out of the relationship between Employee and the Company.

Now, therefore, in consideration of the mutual acts, payments, and promises described and agreed to be performed herein, Employee and the Company agree as follows:

1.                                       Resignation.  Employee hereby tenders his resignation from his positions as director of the Parent and all other director and officer positions he holds with the Company and its subsidiaries and affiliates effective as of the Termination Date.

2.                                       Severance from Employment.  Employee acknowledges that his employment as President and Chief Financial Officer of the Parent, Chief Financial Officer of IQI and ATC and any other officer positions Employee holds with the Company and its subsidiaries ceased as of the Termination Date.  Except as otherwise expressly provided for herein, Employee acknowledges and agrees that he ceased to accrue any rights under any pension or compensation plan of the Company (including without limitation any stock option plan, grant or agreement) after the Termination Date.

3.                                       Payment of Wages and Earned Benefits.  Except as provided otherwise in this Agreement, on the Execution Date the Parent agrees to pay Employee all salary and to provide all employee benefits (including reimbursement for expenses) to which Employee is entitled pursuant to the Employment Agreement.  Amounts owed to Employee as of the Execution Date under the forgoing sentence for vacation days accrued but not taken equal $9,615.20 and will be paid on the Execution Date.  Within 14 days of the Employee’s delivery to the Parent of evidence of the expenses which were incurred during Employee’s employment with the Company and which are reimbursable in accordance with policies of the Company in effect prior to the Termination Date, the Parent will reimburse Employee for all such expenses.

/s/ S.B.	/s/ R.F.
Brunke	Company

4.                                       Severance Payments.  In consideration of this Agreement, the Company agrees to pay Employee a total of $100,000, to be paid over a period of five months, payable as follows: (a) one installment of $20,000 payable on the Execution Date and (b) eight consecutive installments of $10,000, subject to any appropriate withholdings for tax reasons, payable in accordance with the Parent’s standard payroll practices on a bi-weekly basis.  The first such $10,000 installment shall be payable on or about November 15 and the remaining seven installments shall be payable on each bi-weekly payroll payment date of the Company thereafter to and including the bi-weekly payment date occurring on or about February 28, 2005.  Employee and Company agree that included within this $100,000 is the $60,000 payable under Section 9 of the Employment Agreement.  Employee will be entitled to medical, dental, life insurance, and short-term and long-term disability benefits (including coverage for Employee’s immediate family) through and until the eighth and final bi-weekly severance payment, on the same basis as provided by the Company prior to the Termination Date, if any, or as subsequently provided by the Company to other executive officers at the same level as Employee immediately prior to the Termination Date.

5.                                      Modification to and Ratification of Employment Agreement.  Section 9 of the Employment Agreement is hereby modified as follows:

(a)                                 The phrase “for a period of 6 months after the termination of such employment” used therein is amended to read “for a period of 5 months (ending on March 22, 2005) after the termination of such employment”;

(b)                                The sentence therein that reads “Accordingly, Employee agrees that the restricted period following the term of employment will have a duration of 6 months, and the regularly scheduled expiration date of such covenant will be extended by the same amount of time that Employee is determined to have violated such covenant.” is amended in its entirety to read as follows:

Accordingly, Employee agrees that the restricted period following the term of employment will end on March 22, 2005 and the regularly scheduled expiration date of such covenant will be extended by the same amount of time that Employee is determined to have violated such covenant.

(c)                                 Section 13(j) of the Employment Agreement is amended in its entirety to read as follows:

(j)                                     THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.  All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application, or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration.  Provided, however, an aggrieved party may petition a federal or state court of competent jurisdiction in Dallas County, Texas for interim injunctive or

/s/ S.B.	/s/ R.F.
Brunke	Company

other equitable relief to preserve the status quo until arbitration can be completed in the event of an alleged breach of Section 9 of this Agreement.  A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the American Arbitration Association (“AAA”) office located in Dallas, Texas (the “Arbitration Notice”).  The Arbitration Notice will contain a description of the dispute and the remedy sought.  The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected in accordance with the Commercial Arbitration Rules and Mediation Procedures established by the AAA in effect at the time of the arbitration (the “AAA Rules”).  In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.  The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the AAA Rules; provided, however, that the parties will have the right to exchange at least one set of written discovery requests in accordance with the Federal Rules of Civil Procedure, and each party will have the right to take at least two depositions.  The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees.  The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The arbitrator(s) will be selected no later than 30 days after the date of the Arbitration Notice.  The arbitrator(s) will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules, and the arbitrator’s decision will include an award of costs (including attorneys’ fees to the prevailing party).

Employee acknowledges, confirms, and ratifies the terms of Sections 9, 10, 11 and 13 of the Employment Agreement as modified hereby.

6.                                       Complete Releases.  (a) In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and each of its past and present parents, subsidiaries, affiliates, shareholders, directors, officers, attorneys, accountants, agents, employees, and representatives, from ANY and ALL causes of action, claims, damages, losses, costs, expenses (including attorney’s fees) and all other liabilities, indebtedness and obligations that Employee may have against the Company or the Company may owe the Employee which have arisen prior to the Execution Date in connection with or have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company: (i) including any of the same arising in connection with the Employment Agreement and any compensation due thereunder, whether known or unknown, existing as of the Execution Date but (ii) excluding from such release however, the obligations, indebtedness and liability of the Company under Sections 3, 4, and 6(d) and the other provisions of this Agreement and the rights of Employee under any officer and director liability insurance provided by the Company (the obligations described in this clause (ii), herein the “Excluded Obligations”).  Other than with respect to the Excluded Obligations, the Employee agrees that the Company does not owe Employee any other monetary payments, including compensation for employment by the Company such as salary, bonus, or otherwise.  Notwithstanding the foregoing, nothing

/s/ S.B.	/s/ R.F.
Brunke	Company

herein will constitute a release of the Company from causes of action, claims, damages, losses, costs, expenses (including attorney’s fees) or other liabilities, indebtedness and obligations which may arise from acts or omissions by the Company after the Execution Date or in contravention of this Agreement.

(1)                                  These releases and waivers include, but are not limited to (but only to the extent not included in the Excluded Obligations) the following: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers’ Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company’s personnel policies or any contract of employment that may exist between Employee and the Company.

(2)                                  Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act.  Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims in addition to anything of value to which Employee is already entitled, including specifically mutual releases.  Employee does not waive any claims that arise after the date of execution of this Agreement.  Employee is advised to consult with an attorney prior to executing this Agreement.

(b) In consideration of the promises made in this Agreement, the Company RELEASES, ACQUITS, and FOREVER DISCHARGES Employee and each of his attorneys, accountants, agents and other representatives from ANY and ALL causes of action, claims, damages, losses, costs, expenses (including attorney’s fees) and all other liabilities, indebtedness and obligations that Company may have against the Employee (or any such representatives) or the Employee (or any such representatives) may owe the Company which have arisen prior to the Execution Date in connection with or have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, including, without limitation, any of the same arising in connection with the Employment Agreement, whether known or unknown, existing as of the Execution Date.  Notwithstanding the foregoing, nothing herein will constitute a release of Employee from causes of action, claims, damages, losses, costs, or expenses (including attorney’s fees) or other liabilities, indebtedness and obligations which may arise from acts or omissions of Employee after the Execution Date or in contravention of this Agreement.  Employee acknowledges that he is given up to 21 days in which to consider his release under the Age Discrimination in Employment Act of 1967, and an additional seven days after his actual execution of this Agreement in which to revoke this his waiver with respect to the Age

/s/ S.B.	/s/ R.F.
Brunke	Company

Discrimination in Employment Act of 1967, in which case, at the option of the Company, this entire Agreement may be made null and void.

(c) It is expressly agreed and understood by Employee and the Company that Sections 6(a)-(d) of this Agreement constitutes a general release subject to the exclusions set forth therein.

(d) The Company will indemnify and hold harmless the Employee in respect of his acts or omissions as a director, officer, employee, or consultant and in respect of the actions of the board of directors of the Company through and until the Execution Date to the same extent and with the same limitations as if he was an officer of the Company to the fullest extent permitted by the Texas Business Corporation Act, as amended, and the Company’s articles of incorporation, bylaws and officer and director liability insurance polices in effect on the date of this Agreement, and will indemnify and hold harmless the Employee in respect of any claims, liabilities, obligations, or expenses in respect of or relating to this Agreement and the transactions contemplated hereby.

7.                                      Nature of the Agreement.  This Agreement and all its provisions are contractual, not mere recitals, and will continue in permanent force and effect, unless revoked as provided herein.  In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision will be severed and the remainder of the Agreement will continue in full force and effect.

8.                                      Intentionally Omitted

9.                                       Miscellaneous. (a) Any notice, demand, or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

If to the Company:

Aegis Communications Group, Inc.

7880 Bent Branch Drive, Suite 150

Irving, Texas  75063

Attn:    President or Chief Executive Officer

Telecopy number:  (972) 830-1804

With a copy to:

Hughes & Luce, L.L.P.

1717 Main Street

Suite 2800

Dallas, Texas  75201

Attn: David G. Luther

Telecopy number:  (214) 939-5849

If to Employee:

John Scot Brunke

6609 Indian Trial

Plano, TX 75024

/s/ S.B.	/s/ R.F.
Brunke	Company

The parties to this Agreement may change their addresses for notice in the manner provided above.

(b)                                         All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend, or describe the scope or intent of any provisions hereof.

(c)                                          Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine or neuter forms, and the singular form of nouns, pronouns, and verbs will include the plural and vice versa.

(d)                                         The parties will execute all documents, provide all information, and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

(e)                                          This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns.  Except for the provisions of Section 5 of this Agreement, which are intended to benefit the Company’s affiliates as third party beneficiaries, or as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement, their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.

(f)                                            This Agreement, and the Employment Agreement which is ratified and modified herein, constitutes the entire agreement among the parties hereto pertaining to the specific subject matter hereof.  To the extent not expressly superseded by the provisions of this Agreement, any conflict between the provisions of the Employment Agreement and this Agreement will be controlled by the provisions of this Agreement.

(g)                                         None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

(h)                                         No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

(i)                                             This Agreement may be executed in telecopy format and/or in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(j)                                             THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO TEXAS PRINCIPLES OF CONFLICTS OF LAW.

(k)                                          All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application, or enforcement hereof, including

/s/ S.B.	/s/ R.F.
Brunke	Company

any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration in accordance with the arbitration provisions set forth in the Employment Agreement, as modified by this Agreement.

(l)                                             If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(m)                                       No supplement, modification, or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement.  No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waver unless otherwise expressly provided.

(n)                                         No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

(o)                                         In the event Employee should die before all of the payments referred to in Sections 3, 4, or 6(d) are paid, the Company shall continue to make payments to the Employee’s spouse, or if he Employees spouse predeceases Employee, to the Employee’s estate.

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/s/ S.B.	/s/ R.F.
Brunke	Company

EXECUTED as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ Richard A. Ferry
Name:	Richard A. Ferry
Title:	President and Chief Executive Officer

ADVANCED TELEMARKETING CORPORATION

By:	/s/ Richard A. Ferry
Name:	Richard A. Ferry
Title:	President and Chief Executive Officer

IQI, INC.

By:	/s/ Richard A. Ferry
Name:	Richard A. Ferry
Title:	President and Chief Executive Officer

/s/ John Scot Brunke
John Scot Brunke

EXHIBIT A

EMPLOYMENT AGREEMENT

See attached.